UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 30, 2024

Kenvue Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-41697	88-1032011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Grandview Road Skillman, New Jersey	08558
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (908)-874-1200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KVUE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Peter M. Fasolo and Joseph J. Wolk from the Board of Directors

On July 30, 2024, Peter M. Fasolo, Ph.D., and Joseph J. Wolk each informed Kenvue Inc. (the “Company”) and its Board of Directors (the “Board”) of their decision to resign from the Board, effective as of December 1, 2024.

(d) Appointment of Kathleen M. Pawlus and Kirk L. Perry to the Board of Directors

On July 30, 2024, the Board determined to (i) increase the size of the Board from eleven members to twelve members, effective as of August 15, 2024, (ii) decrease the size of the Board from twelve to eleven directors, effective immediately after the resignations of Messrs. Fasolo and Wolk on December 1, 2024 and (iii) appoint two new directors to the Board:
•Ms. Kathleen M. Pawlus, age 64, was appointed a member of the Board to serve as a director effective August 15, 2024, with a term expiring at the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). Ms. Pawlus will serve on the Board’s Audit Committee.
•Mr. Kirk L. Perry, age 57, was appointed a member of the Board to serve as a director effective immediately after the resignations of Messrs. Fasolo and Wolk on December 1, 2024, with a term expiring at the 2025 Annual Meeting. Mr. Perry will serve on the Board’s Compensation & Human Capital Committee.

Ms. Pawlus previously served as partner of Ernst and Young, LLP (“EY”), and as Chief Financial Officer and Chief Operating Officer of EY’s Global Assurance group, which is one of the largest of EY’s four service lines and includes its Audit Practice, Fraud, Investigation and Dispute Services Practice, Climate Change and Sustainability Services Practice and its Financial Accounting Advisory Services Practice. Prior to her role as Chief Financial Officer and Chief Operating Officer of EY’s Global Assurance group, she served as EY’s Americas Chief Financial Officer, Global PBFA Function Leader and U.S. Firm Chief Financial Officer responsible for finance, IT operations, treasury, purchasing and facilities. Ms. Pawlus served on EY’s U.S. Executive Board from 2006 to 2012. She currently serves as a board member of AMC Entertainment Holdings, Inc. Ms. Pawlus has a B.S. from Indiana University and is a Certified Public Accountant.

Mr. Perry currently serves as President and Chief Executive Officer and a member of the board of directors of Circana, Inc. (“Circana”), a global provider of technology, data, and predictive analytics for the consumer, retail and media sectors. Prior to joining Circana, Mr. Perry served as President, Global Client and Agency Solutions at Google, Inc. (“Google”). Before Google, Mr. Perry spent 23 years with Procter & Gamble Co. (“P&G”), where he held several positions of increasing responsibility in general management and marketing roles, including President of Global Family Care; Vice President, U.S. Operations and North America Marketing, P&G’s biggest region; and Vice President, North America Baby Care. Mr. Perry currently serves as a board member of The J.M. Smucker Company, and Chick-Fil-A, Inc., a privately owned restaurant company. He previously served as a director of e.l.f. Beauty and Hillerich & Bradsby Co. (Louisville Slugger), a privately owned sporting goods manufacturer. He has a B.B.A. from the University of Cincinnati.

There is no arrangement or understanding between either Ms. Pawlus or Mr. Perry and any other persons pursuant to which they were selected as directors.

Ms. Pawlus and Mr. Perry will receive the annual cash and equity compensation received by each of the Company’s non-employee directors, as described in the Company’s proxy statement dated as of April 10, 2024.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Pawlus or Mr. Perry, or any member of their immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENVUE INC.
Date: July 31, 2024	By:	/s/ Edward J. Reed
		Name: Title:	Edward J. Reed Vice President, Corporate Secretary